Exhibit 24

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, THAT I, Richard F. Allen do hereby appoint Theodore G. Bryant my true and lawful attorney-in-fact to:

(1)
prepare, execute in my name and on my behalf, and submit to the U.S. Securities and Exchange Commission (the “SEC”) a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling me to make electronic filings with the SEC of reports required by Section 16(a) of the Securities Exchange Act of 1934 or any rule or regulation of the SEC;

(2)
execute for me and on my behalf, in my capacity as an officer and/or director of Patriot Risk Management, Inc. (the “Company”), Forms 3, 4, and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended, and the rules thereunder;

(3)
do and perform any and all acts for me and on my behalf which may be necessary or desirable to complete and execute any such Form 3, 4, or 5, complete and execute any amendment or amendments thereto, and timely file such form with the SEC and any stock exchange or similar authority; and

(4)
take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, me, it being understood that the documents executed by such attorney-in-fact on my behalf pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s discretion.

I hereby grant to such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as I might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. I acknowledge that the foregoing attorney-in-fact, in serving in such capacity at my request, is not assuming, nor is the Company assuming, any of my responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

This Power of Attorney shall remain in full force and effect until I am no longer required to file Forms 3, 4, and 5 with respect to my holdings of and transactions in securities issued by the Company, unless earlier revoked by me in a signed writing delivered to the foregoing attorney-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 28th day of January, 2010.

                      /s/ Richard F. Allen
                             Signature

                        Richard F. Allen
                           Print Name